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EXHIBIT - 10.1
MOSSIMO INC

                              EMPLOYMENT AGREEMENT
                              --------------------


         This Employment Agreement ("Agreement"), by and between Edwin Lewis ("Executive") and Mossimo, Inc., a Delaware Corporation (the "Company"), is effective as of the first day of August, 2004 (the "Effective Date").

         WHEREAS, Executive serves as the President of the Company;

         WHEREAS, the Company desires to establish its right to the continued services of Executive, in the capacities described below, on the terms and conditions hereinafter set forth, and Executive is willing to accept such employment on such terms and conditions;

         WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Committee") has approved this Agreement in its entirety;

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, it is agreed as follows:

         1. EMPLOYMENT AS PRESIDENT OF THE COMPANY.

                  (a) DUTIES. The Company does hereby employ Executive as Chief Executive Officer - Operations and Finance and Executive does hereby accept and agree to such employment. Subject to the supervision and control of the Board of Directors of the Company, Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of Chief Executive Officer - Operations and Finance and shall render such services on the terms set forth herein. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries as may reasonably be assigned to him by the Board of Directors, to the extent consistent with his position and status as Chief Executive Officer - Operations and Finance of the Company. Executive agrees to devote substantially all of his working time and efforts exclusively to the business of the Company.

                  (b) PLACE OF PERFORMANCE. In connection with Executive's employment by the Company, Executive shall be based at the principal executive offices of the Company in Santa Monica, California (or such other location in Angeles or Orange County as the principal executive offices shall be located).

         2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall be for one twelve month period commencing on the Effective Date and ending on August 1, 2005, and (each such twelve month period hereinafter referred to as, the "Contract Year"), shall be extended automatically for successive twelve month periods commencing at the end of each Contract Year, unless either the Company or the Executive gives sixty (60) days written notice tot he other prior to the end a Contract Year that this Agreement shall not be renewed.

         3. COMPENSATION.

                  (a) SALARY. Executive shall be paid a base salary of $900,000 per year (the "Salary") commencing as if this agreement became effective on January 1, 2004. The Salary shall be payable in 24 equal installments per year in accordance with the Company's regular payroll practices.

                  (b) FRINGE BENEFITS. Executive shall be entitled to participate in any fringe and other benefit programs adopted from time to time by the Company for the benefit of its executive employees, including but not limited to vacation, reimbursement of business expenses, medical and similar plans.

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                  (c) EXPENSES. During the Employment Period, the Executive
shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and practices of Mossimo as in effect from time to time with respect to executives employed by Mossimo.

                  (d) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the policies of Mossimo as in effect from time to time with respect to executives employed by Mossimo.

         4. TERMINATION OF EXECUTIVE'S EMPLOYMENT.

                  (a) DEATH. In the event Executive's employment hereunder is terminated by reason of Executive's death, the Company shall pay to Executive's estate any amounts accrued hereunder to the date of death.

                  (b) DISABILITY. If, as a result of Executive's incapacity due to physical or mental illness ("Disability"), Executive shall have been absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months and, within thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the full-time performance of his duties, Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay Executive his Base Salary at the rate in effect at the commencement of such period of Disability.

                  (c) TERMINATION OR CAUSE. The Company may terminate Executive's employment under this Agreement for "Cause," at any time prior to the expiration of the Term of this Agreement. For this purpose, "Cause" shall mean willful breach of this Agreement, fraud, misappropriation or embezzlement, or other criminal conduct, or habitual neglect to perform Executive's duties. In the event of termination for Cause, Executive's employment may be terminated by the Board of Directors immediately without advance written notice, whereupon this Agreement shall terminate without further obligation by the Company, except for payment of amounts of Salary accrued through the date of termination.

                  (d) TERMINATION BY THE COMPANY OTHER THAN FOR DEATH, DISABILITY OR CAUSE. If Executive's employment is terminated by the Company for any reason other than Executive's death or Disability or for Cause, the Company shall pay Executive an amount equal to his Salary in effect on the date of termination for the remaining Contract Year as if Executive had remained in the Company's employment during such period at a rate equal to his then Salary.

                  (e) NO MITIGATION REQUIRED. Executive shall not be required in any way to mitigate the amount of any payment or benefit provided for under this
Section 4, including, but not limited to, by seeking other employment, nor shall the amount of any payment or benefit provided for under this Section 4 be reduced by any compensation earned by Executive as the result of employment with or services provided to another employer after the date of Executive's termination, or otherwise.

         5. CONFIDENTIAL INFORMATION AND NON-COMPETITION.

                  (a) CONFIDENTIALITY. Executive acknowledges that in his employment hereunder, and during prior periods of employment with the Company, he has occupied and will continue to occupy a position of trust and confidence. Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Executive's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates and their respective clients and customers that is not disclosed by the Company for financial reporting purposes and that was learned by Executive in the course of his employment by the Company, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great


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value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, (A) all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Executive during the term of his employment by the Company and (B) all notebooks and other data relating to research or experiments or other work conducted by Executive in the scope of employment.

                  (b) NON-COMPETITION. During the Term of this Agreement, Executive shall not, directly or indirectly, without the prior written consent of the Company, provide consultative services or otherwise provide services to (whether as an employee or a consultant, with or without pay), own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, corporation, or other entity that is then a competitor of the Company, including in the business of apparel, accessories, eyewear, and all services related thereto, and any other products or services that the Company may decide to design, license, sell or provide from time to time ("Products"); provided, however, that the "beneficial ownership" by Executive, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Exchange Act, of not more than one percent (1%) of the voting stock of any publicly held corporation shall not alone constitute a violation this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction and Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Executive from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement. Executive and the Company acknowledge and agree that the business of the Company is global in nature, and that the terms of the non-competition agreement set forth herein shall apply on a worldwide basis, and shall specifically apply to each city and county in the State of California and each other state in the United States, as well as any other country in which the names "Mossimo Giannulli," "Mossimo," "Moss," ("Marks") and signatures, designs and logos incorporating any of the foregoing Marks are in use or registered, or the Company or any licensee of the Company and person or entity to designs, manufactures or distributes Products.

                  (c) NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the Term of this Agreement and for two (2) years thereafter, Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any competitor of the Company.

                  (d) NON-SOLICITATION OF EMPLOYEES. Executive recognizes that he possesses and will possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and inter--personal relationships with customers of the Company. Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company. Executive agrees that, during the Term of this Agreement and for the two (2) years thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by him or by any competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company to any other person.

         6. SURVIVAL OF PROVISIONS. The obligations contained in Sections 5 and 8 shall survive the termination or expiration of Executive's employment with the Company and shall be fully enforceable thereafter.

         7. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax (at the individual's then current fax number) to the respective persons named below:

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                  If to Company:            Mossimo, Inc.
                                            2016 Broadway
                                            Santa Monica, California 90404
                                            Attn:  Corporate Secretary

                  If to Executive:          Edwin Lewis
                                            c/c Mossimo, Inc.
                                            2016 Broadway
                                            Santa Monica, California 90404

Either party may change such party's address for notices by notice duly given pursuant hereto.

         8. ARBITRATION/WAIVER OF JURY TRIAL.

                  (a) COVERED CLAIMS. This arbitration agreement shall be applicable to any and all claims by Executive or the Company arising out of or relating to this Agreement and/or Executive' a employment by the Company, except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration (the "Covered Claims"). Any claim which cannot be timely addressed through arbitration may be initially filed in any court of competent jurisdiction, but shall be referred to arbitration with respect to any claims or proceedings which may be timely addressed through arbitration. Such proceedings or claims shall also be "Covered Claims".

                  (b) AGREEMENT TO ARBITRATE COVERED CLAIMS. The parties hereby agree to any Covered Claims shall be resolved through private and confidential arbitration by a single neutral arbitrator through the American Arbitration Association ("AAA").

                  (c) ARBITRATION PROCESS. Subject to the terms of this paragraph, the arbitration proceedings shall be governed by the then current AAA rules governing employment disputes, and shall take place in Los Angeles, California; provided, however, that to the extent such rules are inconsistent with the requirements of applicable law for the Agreement to be enforced, the requirements of applicable law shall supercede such rules. The decision of the arbitrator shall be final and binding on all parties. Judgment thereon may be entered in any court of competent jurisdiction.

                  (d) PAYMENT OF ARBITRATORS FEES. Executive shall not be required to pay any costs or expenses unique to an arbitration proceeding. The Company shall bear the expenses of the arbitrator's fees. Also, all costs of the arbitration proceeding or litigation to enforce this Agreement (such as a motion to compel arbitration), including attorneys' fees and witness expenses, shall be paid as the arbitrator or court awards in accordance with applicable law.

                  (e) EXCLUSIVE REMEDY. This arbitration procedure is intended to be the exclusive method of resolving any Covered Claim.

                  (f) THIRD PARTY BENEFICIARIES. This arbitration agreement is intended to benefit and may be enforced by Executive and the Company, as well as the Company's parents, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, contractors and consultants to the extent the claim by or against them would otherwise be a Covered Claim.

                  (g) WAIVER OF JURY TRIAL. The Parties understand and agree that they are hereby waiving any right to a jury trial with respect to any claim subject to this provision.

         9. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to Executive's employment and compensation by the Company, but only with respect to the matters expressly addressed herein.

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         10. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

         11. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the internal law of the State of California.

         12. WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment made to the Executive hereunder as may be required from time to time by law, governmental regulation or order.

         13. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         14. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

         15. SEVERABILITY. In the event that a court of competent jurisdiction determines that any port ion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

         16. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, as of the 1st day of August, 2004.

                                           Company:

                                           MOSSIMO, INC.


                                           By:
                                              ----------------------------------
                                                    Mossimo Giannulli
                                                    Chief Executive Officer


                                           Executive:




                                           -------------------------------------
                                           Edwin Lewis



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